EXHIBIT 5(A)

                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                          NEW YORK, NEW YORK 10019-4097


                                December 20, 1999

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

                  Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, doing business as TXU Corp ("Company"), on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 4,000,000 shares of the Company's common stock, without par value ("Stock"), to be offered from time to time in connection with the Employees' Thrift Plan of the Texas Utilities Company System (the "Plan") and of an indeterminate amount of interests in the Plan, we are of the opinion that:

                  1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                  2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered for the consideration contemplated in the Plan.

                  We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

                  We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/   Thelen Reid & Priest LLP

                                            THELEN REID & PRIEST LLP